                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                                  $260,000,000

                                 SIX FLAGS, INC.

                     4.50% CONVERTIBLE SENIOR NOTES DUE 2015

                             UNDERWRITING AGREEMENT

November 16, 2004

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

            Six Flags, Inc., a Delaware corporation (the "COMPANY"), proposes to sell to you (the "UNDERWRITER"), and the Underwriter proposes to purchase from the Company $260,000,000 million aggregate principal amount of its 4.50% Convertible Senior Notes due 2015 (the "FIRM SECURITIES"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional $39,000,000 million aggregate principal amount of its 4.50% Convertible Senior Notes due 2015 on the terms and for the purposes set forth in
Section 2 (the "OPTION SECURITIES"). The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the "SECURITIES". This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

            The Securities will be issued pursuant to an indenture (the "BASE INDENTURE"), dated as of June 30, 1999, between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as amended by the Second Supplemental Indenture (the "SUPPLEMENTAL INDENTURE", and together with the Base Indenture, the "INDENTURE"), to be dated as of the First Delivery Date (as defined in
Section 4), between the Company and the Trustee. The Securities will be convertible into duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.025 per share (the "COMMON STOCK"), of the Company (such shares, the "CONVERSION SHARES") on the terms, and subject to the conditions, set forth in the Indenture.

            1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees that:

            (a) A registration statement on Form S-3 (file number 333-76595) relating to certain securities to be issued from time to time by the Company and a prospectus supplement pursuant to Rule 424 of the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), specifically relating to the Securities and the Conversion Shares, have each (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act (and the rules and regulations (the "RULES AND REGULATIONS") of the United States Securities and Exchange Commission (the "COMMISSION") thereunder), (ii) been filed with the Commission under the Securities Act, (iii) in the case of the Registration Statement, become effective under the Securities Act, and the Base Indenture has been qualified under the Trust Indenture Act of 1939 and the

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      rules and regulations of the Commission thereunder (collectively, the
      "TRUST INDENTURE ACT") and (iv) no stop order suspending the effectiveness of such registration statement or any Rule 462(b) Registration Statement has been issued and outstanding under the Securities Act and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated by the Commission. Copies of such registration statement and prospectus supplement and any amendments thereto have been delivered by the Company to you as the Underwriter. Upon your written request, but not without your agreement, the Company will also file a Rule 462(b) Registration Statement in accordance with Rule 462(b). As used in this Agreement, "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time (as defined below), including any documents incorporated by reference therein at such time and all information contained in the final prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
      Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations and, in the event any Rule 462(b) Registration Statement becomes effective prior to the First Delivery Date, also means such registration statement as so amended, unless the context otherwise requires; "BASE PROSPECTUS" means the prospectus (together with all documents incorporated therein by reference), dated June 18, 1999 and included in Registration Statement No. 333-76595); "PROSPECTUS" means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities and the Conversion Shares; "PRELIMINARY PROSPECTUS" means any preliminary form of Prospectus previously filed with the Commission pursuant to Rule 424(b); "EFFECTIVE TIME" means the date and the time as of which the Registration Statement, the most recent post-effective amendment thereto, if any, or any Rule 462(b) Registration Statement became or becomes effective; "EFFECTIVE DATE" means the date of the Effective Time; and "RULE 462(b) REGISTRATION STATEMENT" means any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Rules and Regulations relating to the offering covered by the initial Registration Statement (file number 333-76595). Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            (b) The Registration Statement, as of the applicable Effective Time, conforms, and any further amendments or supplements to the Registration Statement and any Rule 462(b) Registration Statement will, when they become effective, conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and none of them contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, as of the first date of its use to confirm sales of the Securities, conforms and will conform in all material respects with the requirements of the Securities Act and Rule and Regulations and does not, and will not omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements in or omissions

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                                                                               3

      from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein.

            (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents when they were filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any further documents so filed and incorporated in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (d) The Company and each Significant Subsidiary (as defined in
      Section 14) that is a corporation have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation; each partnership that is a Significant Subsidiary has been duly organized and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation; the Company and each Significant Subsidiary are duly qualified to do business and are in good standing as foreign entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have in the aggregate a material adverse effect on the consolidated financial position, stockholders' equity (or partners' equity, as applicable), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") and have all corporate, partnership or equivalent power and authority, as the case may be, necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

            (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims arising under the Six Flags Credit Facility, the Subordinated Indemnity Agreement and the Partnership Parks Agreements (in each case, as defined in Section 14). All of the partnership interests in partnerships that are Significant Subsidiaries of the Company are held directly or indirectly by the Company (other than limited partnership units held by third parties relating to the Partnership Parks (as defined in the Prospectus)), free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims arising under the Six Flags Credit Facility.

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            (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities. The Securities have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Securities by the Trustee, upon delivery to the Underwriter against payment therefor in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as disclosed in the Prospectus and as provided in the Indenture, the Conversion Shares have been duly and validly authorized and will be validly issued, fully paid and non-assessable when issued upon such conversion in accordance with the terms of the Indenture.

            (g) The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

            (h) The Company has all requisite corporate power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company, and upon the execution and delivery of the Supplemental Indenture and assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (i) The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance of the Securities and the Conversion Shares, if at all, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other constitutive documents of the Company or any of its Significant Subsidiaries or, assuming that all consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriter and the issuance of Conversion Shares, if any, are obtained, any statute or any order, rule or

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      regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets except, in each case, breaches, violations or defaults which, in the aggregate, are not reasonably likely to have a Material Adverse Effect; and except for the registration of the Securities and the Conversion Shares under the Securities Act, the listing of the Conversion Shares with the NYSE, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities and the Conversion Shares, if any, and the consummation of the transactions contemplated hereby and thereby.

            (j) Except as disclosed in the Prospectus and as to those rights which have been duly and validly waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (k) The Company has not sold or issued any shares of capital stock or options during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares of Common Stock or options for such Common Stock issued pursuant to the Company's employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, which, in each case, are disclosed in the Prospectus.

            (l) Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except losses or interferences which will not, in the aggregate, have a Material Adverse Effect; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity (or partners' equity, as applicable) or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

            (m) The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities

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      purported to be shown thereby at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

            (n) KPMG LLP, who have certified certain financial statements of the Company, whose reports appear [or are incorporated by reference] in the Prospectus and who have delivered the initial letter referred to in
      Section 7(g) hereof, is an independent public accounting firm as required by the Public Company Accounting Oversight Board the Securities Act and the Rules and Regulations.

            (o) The Company and each of its Significant Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for such liens arising under the Six Flags Credit Facility, the Subordinated Indemnity Agreement and the Partnership Park Agreements or contemplated in Section 1(e) hereof, as are described in the Prospectus or such as would not have a Material Adverse Effect; and all real property and buildings held under lease by the Company and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

            (p) The Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks (including the risk of earthquakes) as the Company has reasonably concluded, based on its experience, is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (q) The Company and each of its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as presently conducted and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others with such exceptions as would not have a Material Adverse Effect.

            (r) Except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of the Significant Subsidiaries is the subject that might reasonably be expected to have a Material Adverse Effect or are otherwise required to be disclosed in the Prospectus; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (s) At the time the Registration Statement became effective under the Securities Act, the conditions for use of Form S-3 for the Registration Statement, as set forth in the General Instructions thereto, had been satisfied.

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            (t) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

            (u) No relationship, direct or indirect, exists between or among the Company or any of its Significant Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Significant Subsidiaries on the other hand, which is required to be described or incorporated by reference in the Prospectus which is not so described or incorporated by reference.

            (v) No labor disturbance by the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent which might be reasonably expected to have a Material Adverse Effect.

            (w) The Company is in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") with such exceptions as would not have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

            (x) The Company and each Significant Subsidiary are in compliance in all respects with (i) all presently applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder and (ii) all presently applicable state and local laws and regulations relating to the safety of its theme park and water park operations, in each case with such exceptions as would not have a Material Adverse Effect.

            (y) The Company has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof, other than those filings being contested in good faith. The Company has paid all federal and material state and local taxes of which it has notice are due thereon, other than those being contested in good faith and for which adequate reserves have been provided to the extent required or those currently payable without penalty or interest; and no tax deficiency has been determined adversely to the Company or any Significant Subsidiary which has had, nor does the Company have any knowledge of any tax deficiency which, if determined

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                                                                               8

      adversely to the Company or any Significant Subsidiary, might be reasonably expected to have, a Material Adverse Effect.

            (z) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than director stock options and shares issued upon exercise of stock options) or (ii) declared or paid any dividend on its capital stock (other than its Preferred Income Equity Redeemable Shares ("PIERS")), and neither the Company nor any of its Significant Subsidiaries has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (ii) entered into any material transaction not in the ordinary course of business.

            (aa) The Company and each of its Significant Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the recorded accountability for their assets is compared with existing assets at reasonable intervals.

            (bb) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws (or its partnership or operating agreement, as applicable), (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for defaults, events of default, violations and failures which do not or would not, individually or in the aggregate, have a Material Adverse Effect.

            (cc) Neither the Company nor any of its Significant Subsidiaries nor, to its knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Significant Subsidiaries, has used any corporate or partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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                                                                               9

            (dd) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (ee) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

            (ff) The statements set forth in the Prospectus under the captions "Description of Other Indebtedness and PIERS," "Description of Notes," and "Description of Common Stock," insofar as they describe the terms of the agreements and securities referred to therein, are accurate and fairly present the information required to be shown.

            (gg) The Indenture, the Securities and the Conversion Shares conform in all material respects to the descriptions thereof contained in the Prospectus.

            (hh) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of Securities.

            2. Purchase of the Securities by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell $260,000,000 aggregate principal amount of the Firm Securities to the Underwriter and the Underwriter agrees to purchase such Firm Securities.

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                                                                              10

            In addition, the Company grants to the Underwriter an option to purchase up to $39,000,000 aggregate principal amount of Option Securities. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 4 hereof.

            The price of both the Firm Securities and any Option Securities shall be 97.0% of the aggregate principal amount thereof.

            The Company shall not be obligated to deliver any of the Securities to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Securities to be purchased on such Delivery Date as provided herein.

            3. Offering of Securities by the Underwriter. The Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

            4. Delivery of and Payment for the Securities. Delivery of and payment for the Firm Securities shall be made at the office of Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, at 10:00 A.M., New York City time, on November 19, 2004, or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY Date." On the First Delivery Date, the Company shall deliver or cause to be delivered to the Underwriter the Firm Securities evidenced by one or more global securities in definitive form registered in the name of Cede & Co., nominee of The Depository Trust Company ("DTC"), against payment of the purchase price by wire transfer in immediately available funds. Time shall be of the essence (except that the Company will not be responsible for any delay resulting from any action or inaction of the Underwriter) and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The Firm Securities to be delivered to the Underwriter shall be made available to the Underwriter in New York City for inspection and packaging no later than 2:00 P.M., New York City time, on the business day next preceding the First Delivery Date.

            At any time on or before the 30th day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriter. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriter, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered are sometimes referred to as the "SECOND DELIVERY DATE" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

            Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered to the Underwriter the Option Securities evidenced by one or more global securities in definitive form registered in the name of Cede & Co., nominee of DTC, against payment of the purchase price by wire transfer in immediately available funds. Time shall be of the essence (except that the Company will not be responsible for any delay resulting from any action or inaction of the Underwriter), and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The Option Securities to be delivered to the Underwriter shall be made available to the Underwriter in New York City for inspection and packaging no later than 2:00 P.M., New York City time, on the business day next preceding the Second Delivery Date.

            5. Further Agreements of the Company. The Company agrees:

            (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus and to file no Rule 462(b) Registration Statement, including the filing of any document under the Exchange Act before the termination of the offering of the Securities by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus, except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; upon your request, to cause the Rule 462(b) Registration Statement, properly completed, to be filed with the Commission pursuant to Rule 462(b) and to provide evidence satisfactory to the Underwriter of such filing; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission, or any state or other regulatory body of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

            (b) To furnish reasonably promptly to each of the Underwriter and to counsel for the Underwriter a conformed copy of the Registration Statement as originally filed with the Commission, each amendment thereto and any Rule 462(b) Registration Statement filed with the Commission, including all consents and exhibits filed therewith;

            (c) To deliver reasonably promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission, each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and any Rule 462(b) Registration Statement, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter be required by the Securities Act or requested by the Commission;

            (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus filed prior to any Delivery Date, any Prospectus pursuant to Rule 424 of the Rules and Regulations or any Rule 462(b) Registration Statement, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;

            (f) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 425 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (g) For so long as any of the Securities are outstanding, to deliver without charge to the Underwriter and the Trustee, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its securities holders generally and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or its subsidiaries;

            (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities;

            (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any equity securities of the Company (other than the Conversion Shares and Common Stock to be issued in the ordinary course under the Company's employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon the conversion of currently outstanding PIERS, and other than shares of Common Stock issued by the Company as consideration to any seller of assets or stock that the Company or any of the Subsidiaries is acquiring, provided that any shares so issued to such seller or sellers, in the aggregate, do not exceed one-fifth of the total equity of the Company outstanding at the time of the first such issuance, and further provided that such seller or sellers contemporaneously with any such issuance or issuances enter into an agreement with the Underwriter in substantially the same form as the agreement described in this paragraph (i) for the remainder of the 90 day period), any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the Securities), or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, warrants or rights pursuant to option plans and employment agreements existing on the date hereof) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc., and to cause each person listed on Schedule 1 hereto to furnish to the Underwriter, prior to the First Delivery Date, the letter or letters referred to in Section 7(r) hereof;

            (j) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

            (k) In connection with the offering of the Securities, until the Underwriter shall have notified the Company of the completion of the resale of the Securities, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons, bid for or purchase for any account in which it or any such affiliate has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its controlled affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities;

            (l) To not take, directly or indirectly, any action that is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities; and

            (m) To use its reasonable best efforts to cause the Conversion Shares to be listed on the New York Stock Exchange Inc. (the "NYSE")

            (n) Until the termination of the offering of the Securities, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act.

            (o) The Company shall apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

            6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Indenture, the Securities and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of sale of the Securities;
(f) listing or other fees incident to the inclusion of the Conversion Shares for listing on the NYSE; (g) the fees and expenses, if applicable, of qualifying the Securities under the securities laws of the several jurisdictions as provided in
Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriter);
(h) all fees and expenses incurred in connection with any rating of the Securities; (i) if one is required pursuant to the rules of the NASD, all fees and expenses of a qualified independent underwriter; (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; and (k) all fees and expenses of the Trustee; provided that, except as provided in this Section 6 and in Section 10, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Securities which it may sell and the expenses of advertising any offering of the Securities made by the Underwriter.

            7. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the

Company of its obligations hereunder and to each of the following additional terms and conditions:

            (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or other regulatory body; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Conversion Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) James M. Coughlin shall have furnished to the Underwriter his written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form reasonably satisfactory to the Underwriter, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each Significant Subsidiary that is a corporation has been duly organized and, to such counsel's knowledge and without independent verification, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each partnership that is a Significant Subsidiary of the Company has been duly organized and, to such counsel's knowledge and without independent verification, is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation; and the Company and, to such counsel's knowledge and without independent verification, each Significant Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its business requires such qualification and has all corporate, partnership or equivalent power and authority necessary to own or hold its properties and conduct the business in which it is engaged as described in the Prospectus;

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company now outstanding have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus;

                  (iii) To such counsel's knowledge, all of the issued shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims arising under the Six Flags Credit Facility, the Subordinated Indemnity Agreement and the Partnership Parks Agreements; all of the partnership interests in each partnership that is a Significant Subsidiary of the Company are held directly or indirectly by the Company (other than limited partnership units held by third parties relating to the Partnership Parks (as defined in the Prospectus)), free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims arising under the Six Flags Credit Facility;

                  (iv) There are no preemptive or other rights to subscribe for or to purchase any Securities or Conversion Shares pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                  (v) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject that might reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are contemplated by governmental authorities or by others;

                  (vi) Based solely upon oral confirmation from the staff of the
            Commission, the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion;

                  (vii) The Registration Statement and the Prospectus and any
            further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and notes thereto and other financial, statistical and accounting data included therein (or incorporated by reference) as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus (except for the financial statements and notes thereto and other financial, statistical and accounting data included therein (or incorporated by reference) as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                  (viii) There are no contracts or other documents that are
            required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                  (x) Assuming the proceeds from the sale of the Securities are applied as set forth in the Prospectus, the issue and sale of the Securities on the Delivery Date by the Company, the issuance of Conversion Shares, if any, and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated thereby will not conflict with or constitute a default under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other constitutive documents of the Company or any of its Significant Subsidiaries or, assuming that all consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriter and the issuance of Conversion Shares, if any, are obtained, any federal or New York State statute or the General Corporation Law, the Limited Liability Company Act and the Revised Uniform Limited Partnership Act of the State of Delaware, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and except for the registration of the Securities and the Conversion Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby;

                  (xi) No holder of securities of the Company has rights which have not been duly and validly waived to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

                  (xii) The Company has all requisite corporate power and
            authority to execute and deliver the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity);

                  (xiii) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act. The Base Indenture has been duly qualified under the Trust Indenture Act.

                  (xiv) The Company has all requisite corporate power and
            authority to offer and sell the Securities. The Securities have been duly authorized by the Company for issuance and (assuming the due authorization, execution, delivery and authentication of the Securities by the Trustee in accordance with the terms of the Indenture) when executed and delivered by the Company and paid for by the Underwriter in accordance with the terms hereof, will be duly authenticated, issued and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity); and

                  (xv) The statements in the Prospectus under the captions
            "Description of Other Indebtedness and PIERS," "Description of Notes" and "Description of Common Stock," in each case insofar as such statements constitute summaries of the terms of the agreements and securities referred to therein, are accurate in all material respects.

            In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law, the Limited Liability Company Act and the Revised Uniform Limited Partnership Act of the State of Delaware and that such counsel is not admitted in any state other than New York; and, in respect of matters of fact, may rely upon certificates of officers of the Company or the subsidiaries, provided that such counsel shall state that it believes that both the Underwriter and it are justified in relying upon such certificates.

            (e) Weil, Gotshal & Manges LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form reasonably satisfactory to the Underwriter, to the effect that:

                  (i) This Agreement has been duly and validly authorized,
            executed and delivered by the Company;

                  (ii) Assuming the proceeds from the sale of the Securities are applied as set forth in the Prospectus, the issue and sale of the Securities being delivered on the Delivery Date by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) the Existing Indentures and (ii) the Six Flags Credit Facility;

                  (iii) The Company has all requisite corporate power and
            authority to execute and deliver the Indenture. The execution and delivery of the Indenture by the Company has been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law);

                  (iv) The Company has all requisite corporate power and
            authority to execute and deliver the Securities. The execution and delivery of the Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Securities have been duly and validly executed by the Company and (assuming the due authentication of the Securities by the Trustee), when delivered to and paid for by the Underwriter in accordance with the terms hereof, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law);

                  (v) Except as disclosed in the Prospectus, the Conversion
            Shares have been duly and validly authorized and will be validly issued, fully paid and non-assessable when issued upon such conversion in accordance with the terms of the Indenture;

                  (vi) The Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and such counsel is not aware of the issuance of any stop order suspending the effectiveness of the Registration Statement, and to the knowledge of such counsel, no proceedings therefor have been initiated or threatened by the Commission;

                  (vii) The Registration Statement and the Prospectus and any
            further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and notes thereto and other financial, statistical and accounting data included therein (or incorporated by reference) as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                  (viii) The statements in the Prospectus under "Description of
            Other Indebtedness and PIERS," "Description of Notes" and "Description of Common Stock," in each case insofar as such statements constitute summaries of the terms of the agreements and securities referred to therein, are accurate in all material respects.

                  (ix) The statements in the Prospectus under the caption
            "Material U.S. Federal Income Tax Considerations" insofar as they describe certain matters of the United States federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

            In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in any state other than New York; and, in respect of matters of fact, may rely upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that it believes that both the Underwriter and it are justified in relying upon such certificates. Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated such Delivery Date, in form satisfactory to the Underwriter, to the effect that such counsel has acted as counsel to the Company in connection with the preparation of the Prospectus and has participated in conferences with directors, officers and other representatives of the Company and representatives of the independent public accountants for the Company, the Underwriter and representatives of counsel for the Underwriter at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to the attention of such counsel that lead it to believe that the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, on November 16, 2004 or on the date hereof, contained or contains an untrue statement of any material fact or omitted or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel may express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or Prospectus).

            (f) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions and such statement or statements, dated such Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company and the Significant Subsidiaries shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (h) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Underwriter a letter (the "BRING-DOWN LETTER") from KPMG LLP dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (i) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

                  (i) The representations, warranties and agreements of the
            Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(j) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) the Registration Statement, as of the Effective Date, and the Prospectus, as of such Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the Prospectus no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (j) (A) Since the date of the latest audited financial statements included in the Prospectus there shall not have been any change in the capital stock (or partners' equity, as applicable) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity (or partners' equity, as applicable) or results of operations of the Company and its subsidiaries, taken as a whole, otherwise, in each case, than as set forth or contemplated in the Prospectus, the effect of which, in any such case is, in the judgment of the Underwriter, so material (to the Company and its subsidiaries, taken as a whole) and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and
      (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

            (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange, the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States, or an act of terrorism shall have been committed against the United States or any of its nationals or properties or (iv) there shall have occurred such a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it in the case of (iii) or (iv), in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (m) On the First Delivery Date, the Company shall have delivered a notice to The Bank of New York (the "2009 NOTES TRUSTEE") as required by
      Section 3.01 of the Indenture, dated as of February 2, 2001, between the Company and Trustee, governing the Company's 9-1/2% Senior Notes due 2009(the "2009 NOTES"), that, pursuant to Section 3.07 of the 2009 Notes Indenture and Section 5 of the 2009 Notes issued by the Company under the 2009 Notes Indenture, the Company intends to give notice on December 31, 2004 of the redemption of the 2009 Notes on February 1, 2005 (the "REDEMPTION DATE").

            (n) The Six Flags Credit Facility shall be in effect and available for borrowing.

            (o) No default or event which, with notice or lapse of time or both, would constitute such a default shall have occurred and be continuing, or would result from the transactions contemplated hereby to occur prior to, concurrently with or immediately following the consummation of the offering of the Securities, under (i) the Existing Indentures, (ii) the Six Flags Credit Facility or (iii) the Indenture.

            (p) The Company and the Trustee shall have entered into the Supplemental Indenture, and the Underwriter shall have received counterparts, conformed as executed, thereof, and the Securities shall have been duly executed and delivered by the Company and authenticated by the Trustee.

            (q) The Conversion Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

            (r) The Company shall have furnished to the Underwriter a letter or letters in form and substance satisfactory to counsel for the Underwriter, pursuant to which each person listed on Schedule 1 hereto shall agree, subject to any specified exceptions, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and scope reasonably satisfactory to counsel for the Underwriter.

            8. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, or
      (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

            (b) The Underwriter shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
      Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right, upon written notice to the Company, to employ counsel to represent jointly the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and its officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The Underwriter confirms that the statements with respect to the public offering of the Securities by the Underwriter set forth in the last sentence on the cover page of, and the concession and reallowance figures under the caption "Commissions" and the statements appearing under the caption "Stabilization and Short Positions" under "Underwriting" in, the Prospectus are correct and constitute the only written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

            9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Section 7(j), 7(k) or 7(l) shall have occurred or if the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement.

            10. Reimbursement of Underwriter's Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled (other than by reason of any events described in Section 7(l) except for the suspension of trading or minimum prices of the securities of the Company), the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Securities, and promptly following demand the Company shall pay the full amount thereof to the Underwriter.

            11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 646-758-5950), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

            (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to 122 East 42nd Street, 49th Floor, New York, NY 10168, Attention: Kieran E. Burke (Fax: 212-949-6203).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriter and the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            14. Definition of the Terms "Business Day", "Existing Indentures", "Six Flags Credit Facility", "Partnership Parks Agreements," "Subordinated Indemnity Agreement," "subsidiary" and "Significant Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading, (b) "Existing Indentures" means, collectively, (i) the Indenture, dated as of February 2, 2001, by and between the Company and The Bank of New York, as trustee, relating to the Company's 9-1/2% Senior Notes due 2009, (ii) the Indenture, dated as of February 11, 2002, by and between Six Flags, Inc. and The Bank of New York, as trustee, relating to the Company's 8-7/8% Senior Notes due 2010, (iii) the Indenture, dated as of April 16, 2003, by and between the Company and The Bank of New York, as trustee, relating to the Company's 9-3/4% Senior Notes due 2013 and (iv) the Indenture, dated as of December 5, 2003, by and between the Company and The Bank of New York, as trustee, relating to the Company's 9-5/8% Senior Notes due 2014, (c) "Six Flags Credit Facility" means the Amended and Restated Credit Agreement, dated as of July 8, 2002, among the Company, Six Flags Operations Inc., Six Flags Theme Parks, Inc., as primary borrower, and the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent, and the other agents named therein, as amended to the date of this Agreement, (d) "Partnership Parks Agreements" means (a) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., the Primary Borrower and Six Flags Entertainment Corporation and the Related Agreements (as defined therein) and (b) the Overall Agreement dated as of November 24, 1997 among Six Flags Over Texas Fund, Ltd., Flags' Directors, L.L.C., FD-II, L.L.C., Texas Flags, Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., the Primary Borrower and Six Flags Entertainment Corporation, as amended by the Agreement dated as of December 6, 1999 between and among the foregoing parties and Six Flags Fund II, Ltd., and the Related Agreements (as such term is defined in each of the Partnership Parks Agreements); (e) "Subordinated Indemnity Agreement" means the Subordinated Indemnity Agreement, dated as of April 1, 1998, as amended, among Parent, GP Holdings Inc., Time Warner Inc., Time Warner Entertainment Company, L.P., TW-SPV Co., Holdings, the Primary Borrower, SFOG II, Inc. and SFT Holdings, Inc.; (f) "subsidiary" has the meaning ascribed to such term in Rule 405 of the Rules and Regulations and (g) "Significant Subsidiary" of the Company shall have the meaning ascribed to such term under Regulation S-X promulgated under the Securities Act, but without giving effect to clause (w)(1) of Rule 1-02 thereunder (provided that (i) for purposes of clause (w)(3) of Rule 1-02, the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" shall be deemed to be a reference to EBITDA, as defined in the Offering Memorandum, and (ii) the 10% threshold in such definition shall be replaced with 5%).

            15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement among the Company and you, please indicate your acceptance in the space provided for that purpose below.

                                      Very truly yours,

                                      SIX FLAGS, INC.

                                      By /s/ James F. Dannhauser
                                         ---------------------------------------
                                         Name:  James F. Dannhauser
                                         Title: Chief Financial Officer

Accepted:

LEHMAN BROTHERS INC.

By  /s/ Illegible
    -----------------------------
    Authorized Representative

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                                                                      Schedule 1

                        Executive Officers and Directors

Executive Officers

Kieran E. Burke
James F. Dannhauser
James M. Coughlin

Directors

Paul A. Biddelman
Kiernan E. Burke
James F. Dannhauser
Michael E. Gellert
Francois Letaconnoux
Robert J. McGuire
Stanley S. Schuman